UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 13, 2026

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EAGLE BANCORP MONTANA, INC.

(Exact name of registrant as specified in its charter)

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Delaware	1-34682	27-1449820
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 Prospect Ave.

Helena, Montana  59601

(Address of Principal Executive Offices) (Zip Code)

(406) 442-3080

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EBMT	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 18, 2026, Eagle Bancorp Montana, Inc. (the “Company”), the holding company of Opportunity Bank of Montana (the “Bank”), announced upcoming changes in roles and responsibilities of senior management as part of its long-term succession planning. In anticipation of the future retirement of current President and Chief Executive Officer, Laura F. Clark, the Board decided to split the roles of Chief Executive Officer and President and has appointed P. Darryl Rensmon, the current EVP and Chief Operating Officer, as President effective June 1, 2026. The effective date of Ms. Clark’s retirement has not yet been determined.

Mr. Rensmon, age 65, joined Eagle in September 2016 as Vice President/Chief Information Officer and was promoted to Senior Vice President in October 2017. He was promoted to Senior Vice President/Chief Operating Officer in October 2022, and Executive Vice President in April 2025. He also oversees the strategic direction of the home loan division, and the Company’s FinTech and innovation investments and initiatives. Mr. Rensmon was formerly the Vice President/Chief Information Officer for Morrison-Maierle, Inc. and the President of Morrison-Maierle Systems Corp., which provided customized IT services and consulting to companies across Montana. He holds a Bachelor of Science degree in Business Administration - Information Systems Management from Montana State University-Billings. He is a 2021 graduate of the Stonier Graduate School of Banking and the Wharton Leadership Program.

There were no arrangements or understandings between Mr. Rensmon and any other person pursuant to which he was selected as President, and there have been no transactions since the beginning of the Company’s last two fiscal years, nor are there any currently proposed transactions, regarding Mr. Rensmon that are required to be disclosed by Item 404(a) of Regulation S-K. In addition, there are no family relationships between Mr. Rensmon and any director or other executive officer.

Item 7.01. Regulation FD Disclosure.

On May 18, 2026, the Company issued a news release, a copy of which release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference, announcing a change in the Company’s senior management personnel.

References to the Company’s website and/or other social media sites or platforms in the release do not incorporate by reference the information on such websites, social media sites or platforms into this Current Report on Form 8-K, and the Company disclaims any such incorporation by reference. The information in the news release attached as Exhibit 99.1 is incorporated by reference into this Item 7.01 in satisfaction of the public disclosure requirements of Regulation FD. This information is “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and is not otherwise subject to the liabilities of that section. Such information may be incorporated by reference in another filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 only if and to the extent such subsequent filing specifically references the information incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibit is being furnished herewith and this list shall constitute the exhibit index:

Exhibit No.	Description

99.1	Press Release dated May 18, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BANCORP MONTANA, INC.

Date: May 18, 2026	By:	/s/ Laura F. Clark
Laura F. Clark
President and Chief Executive Officer